Exhibit 99.3


                             EXHIBIT C TO THE PLAN:


                             INTERCOMPANY TERM SHEET
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                             Intercompany Term Sheet

This Intercompany Term Sheet sets forth certain terms of the Intercompany Settlement that shall be incorporated in the New ABI Agreement as contemplated by Section 5.15 of the Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of the Futures Representative, the Debtors, the Official Asbestos Claimants' Committee and the Official Committee of Bondholders for Congoleum Corporation, et al., dated as of February 5, 2008, as such plan may be amended from time to time (the "Plan"). Capitalized terms used but not defined in this Intercompany Term Sheet shall have the meanings ascribed to those terms in the Plan.

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General
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Term:                Two years, commencing on the Effective Date of the Plan.

Releases:            General releases shall be exchanged in accordance with
                     Section 5.15(b)(4) of the Plan.

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Management
Services
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Provision of         Roger Marcus shall serve as Chief Executive Officer and
services by ABI:     Director of Reorganized Congoleum.  Howard Feist III shall serve as Chief Financial Officer of Reorganized Congoleum.
                     Substantially all of Roger Marcus's time, approximately 25% of Richard Marcus's time, and approximately 50% of Howard
                     Feist III's time, in each case, during normal working hours on an annual basis shall be made available to Reorganized
                     Congoleum. Reorganized Congoleum acknowledges that (i) each of Roger Marcus and Richard Marcus will remain directors, executive officers and employees of ABI and its affiliates and (ii) Howard Feist III will remain an executive officer and employee of ABI and its affiliates, and nothing in this Intercompany Term Sheet, the Plan or the documents contemplated hereby or thereby shall prohibit any of them from performing their duties and responsibilities in such capacities to ABI and its affiliates and in a manner consistent with past performance of such duties and responsibilities. Nothing in this Intercompany Term Sheet shall preclude the Board of Directors of Reorganized Congoleum from appointing other officers or executives of Reorganized Congoleum as the Board of Directors of Reorganized Congoleum deems appropriate.

Base annual fee:     Reorganized Congoleum shall pay to ABI a base annual fee of
                     $750,000 in cash, payable on a monthly basis. The base annual fee amount will be adjusted annually commencing on the first anniversary of the Effective Date based on the metropolitan New York CPI factor.

Annual cash          Reorganized Congoleum shall pay annually in cash to ABI an
incentive fee:       annual incentive fee (the "Cash Incentive Fee"), on or
                     before April 15 of each year, in an amount equal to:

                     (i) If EBITDA is greater than $23 million, but less than or equal to $26 million, 10% of such EBITDA in excess of $23 million; or
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                     (ii) If EBITDA is greater than $26 million, but less
                     than or equal to $28 million, $300,000 plus 15% of such EBITDA in excess of $26 million; or

                     (iii) If EBITDA is greater than $28 million, $600,000 plus 20% of such EBITDA in excess of $28 million.

                     For purposes of the Cash Incentive Fee, "EBITDA," in each case, shall be determined in accordance with the following formula: net income (loss) from continuing operations (before reduction for the expense of such Cash Incentive Fee or any prior Cash Incentive Fee, including any incentive fees paid under the Personal Services Agreement as in effect prior to the commencement by Congoleum of its reorganization case pursuant to Chapter 11 of the Bankruptcy Code) plus interest expense minus interest income plus depreciation plus amortization plus provision for taxes, all calculated in accordance with generally accepted accounting principles ("GAAP") in a manner consistently applied (except to the extent GAAP compels otherwise or as otherwise specifically provided in this paragraph).

                     The Cash Incentive Fee will be pro-rated for any partial first year, and the April 15 annual payment date assumes a calendar fiscal year.

Incentive Equity:    Five percent of Reorganized Congoleum's total authorized
                     number of shares of common stock shall be reserved for issuance by Reorganized Congoleum for equity based compensation and awards to the management team of Reorganized Congoleum with terms to be determined by the Board of Directors of Reorganized Congoleum.

Observer rights:     Richard Marcus or Howard Feist III may attend any and all
                     meetings of the Board of Directors of Reorganized Congoleum as an observer.

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Commercial
Arrangements
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Intercompany         ABI and Reorganized Congoleum shall each be obligated to
purchases and        sell its floor tile products to the other (and the other's
sales:               subsidiaries) upon the other's request, and ABI shall be
                     obligated to sell urethane to Reorganized Congoleum upon Reorganized Congoleum's request. The purchase price payable by each of ABI and Reorganized Congoleum (or their respective subsidiaries, as the case may be) to the other for floor tile product purchased from the other (and in the case of urethane purchased from ABI, by Reorganized
                     Congoleum) shall be the lesser of (i) 120% of the fully absorbed manufacturing cost of such product, calculated in accordance with GAAP and past practices, or (ii) the lowest price charged by the other to any of its other customers.
                     A price lower than 120% of cost may be set by mutual agreement. Shipping costs shall be paid on the same basis currently paid by ABI or Reorganized Congoleum (or their respective subsidiaries), as applicable.

                     Intercompany purchase and sale transactions pursuant to the foregoing shall be conducted in accordance with ordinary and customary commercial terms.

                     In connection with purchases and sales of urethane pursuant to the foregoing, Reorganized Congoleum and ABI each grant


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                     the other a royalty-free license to its respective urethane technology and know-how.

Canadian tile        Reorganized Congoleum grants to ABI the exclusive right and
distribution         license to distribute Reorganized Congoleum's vinyl, vinyl
exclusivity:         composition or other floor tile ("Congoleum Tile") in
                     Canada. The license referred to in the preceding sentence includes (i) all rights attendant to distribution of Congoleum Tile in Canada and (ii) the right to assign or sublicense any of the foregoing rights to affiliates of ABI, provided that (A) the assignee or sublicensee agrees in writing to be bound by all of the foregoing terms and conditions of the license, (B) Reorganized Congoleum is given reasonable advance notice of such assignment or sublicensing with a copy of the executed agreement by which the assignee or sublicensee agrees to be so bound and (C) any such assignment shall not relieve ABI of any of its obligations under this paragraph.

                     Notwithstanding the preceding paragraph, Reorganized Congoleum may sell Congoleum Tile direct in Canada through ABI's distributors in Canada, in which case, Reorganized Congoleum must remit quarterly to ABI 50% of the standard gross margin on such direct sales.

Information          Reorganized Congoleum will provide ABI certain specified
technology           information technology support and oversight services for
services:            an annual fee intended to approximate Reorganized
                     Congoleum's internal cost for providing such services. The scope of services and cost shall be consistent with past practices unless changed by mutual agreement. Any outside costs incurred by Reorganized Congoleum for hardware and consulting in providing these services to ABI will not be included in the annual fee and will be billed separately to ABI.


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